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                                                                  EXHIBIT 23.4.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment
No. 3 to this registration statement of Cabot Industrial Trust on Form S-3 of our report dated April 25, 1997 on our audits of the historical cost basis financial statements of Knickerbocker Properties, Inc. II as of December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996 which report is included in Cabot Industrial Trust's registration statement on Form S-11 (No. 333-61543). We also consent to the reference to our firm under the caption "Experts."

                                      PricewaterhouseCoopers LLP

Atlanta, Georgia
April 16, 1999